[SDI LOGO] SECURITY DISTRIBUTORS, INC.
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           A MEMBER OF THE SECURITY                   ONE SECURITY BENEFIT PLACE
           BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001

                                                MARKETING ORGANIZATION AGREEMENT

                                                     SECURITY DISTRIBUTORS, INC.

                                                           PRODUCT AUTHORIZATION
                                                           Variable Products |_|

MARKETING ORGANIZATION:

This  Agreement is entered  into between  Security  Distributors,  Inc.  ("SDI")
(solely in its capacity as  underwriter of the Variable  Products  issued by the insurance company(s) (each referred to herein as "insurance company") identified in the Commission Schedule(s)),  and the undersigned,  referred to herein as the
"Marketing Organization."

  I.  APPOINTMENTS AND DUTIES

      A.  APPOINTMENT.  Subject to the terms and  conditions  of this  contract,
          Marketing  Organization is appointed to solicit,  and to recommend for
          appointment    Agents/Representatives    (referred    to   herein   as
          "Marketer(s)")  to solicit  applications  for the variable annuity and
          variable  life  insurance   contracts   ("Variable   Products")   more
          specifically  described in the Commission  Schedule(s) attached hereto from  time to time and  incorporated  by  reference,  to  deliver  the contracts, to collect the initial premiums thereon, and to service the business.

          Marketing  Organization  hereby accepts such  appointment and confirms that it will abide by the terms and  conditions of this  Agreement and any  sales  manuals  and/or  rules  and  practices  of SDI.  Marketing
          Organization will endeavor to promote SDI's interests and those mutual interests of Marketing  Organization  and SDI as  contemplated by this
          Agreement and shall at all times conduct  itself,  and insure that its employees  and  Marketers  conduct  themselves  so as not to adversely affect  the  business  reputation  or  good  standing  of  either  the
          Marketing Organization or SDI.

      B.  SALES  FORCE.  Marketing  organization  shall  have the  authority  to recruit,  train and  supervise  Marketers for the sale of the Variable
          Products.  Appointment  of any  Marketer  shall  be  subject  to prior approval of SDI. SDI reserves the right to require  termination of any
          Marketer's  right to sell any of the  Variable  Products and to cancel the  appointment  of any  Marketer.  Marketing  Organization  shall be responsible for any Marketer  appointed  hereunder  complying with the terms, conditions,  and limitations as set forth in this Agreement and any sales manuals and/or rules and practices of SDI.

          Any and all  agreements  with  Marketers  shall  be made  between  the
          Marketing  Organization and its Marketers,  provided however, that SDI reserves  the  right to  require  any  Marketer  to sign an  agreement acknowledging that no compensation is payable by SDI to the Marketer.

      C.  INDEPENDENT CONTRACTOR. Marketing Organization shall be an independent contractor and nothing contained herein shall be construed as creating the  relationship  of  employer-employee  between  SDI  and  Marketing
          Organization.  Marketing Organization will be acting as an independent contractor only, and not as a partner, associate, or affiliate of SDI.
          Marketing Organization will be free to exercise its own judgment as to the time and manner of  performing  the  services  authorized  by this
          Agreement subject to such rules and regulations as may be adopted from time to time by SDI.

      D.  LIMITATIONS OF AUTHORITY.  Marketing  Organization's  authority  shall extend  no  further  than as is stated  in this  Agreement.  Marketing
          Organization  shall not (1) make, alter,  modify,  waive or change any question,  statement or answer on any application  for insurance,  the terms of any  receipt  given  thereon,  or the terms of any  policy or contract;  (2) extend or waive any provision of any policy or contract or the time for payment of  premiums;  (3)  guarantee  dividends;  (4)
          deliver any policy  unless the applicant is at the time in good health and  insurable  condition;  (5) incur any  debts or  liability  for or against SDI; or (6) receive any money for SDI except as herein stated.

      E.  COLLECTION  OF MONEY.  Marketing  Organization  is not  authorized  to accept any premium for SDI except initial policy premiums,  unless SDI provides  otherwise  in writing.  All customer  checks  should be made payable  directly  to  the  insurance  company  issuing  the  Variable
          Product.  Receipts for premiums must be on the forms  furnished by SDI for that purpose.  Marketing  Organization  shall immediately remit to the insurance company all money received or collected on the insurance company's behalf,  and such money shall be considered as the insurance company's funds held in trust by Marketing Organization.  SDI will not accept  premium  payments  in the form of  checks  drawn on  Marketing
          Organization or Marketer accounts.

      F.  RECORDS.  Marketing Organization agrees to maintain proper records and accounts of business  transacted  under this Agreement,  including but
          not  limited  to,  records  of  all  written  sales   proposals  made,
          applications  taken,  money collected,  policies issued and delivered, and all service to policy  owners on SDI's  behalf.  All such  records shall  be made  available  to SDI or  SDI's  representatives,  with or without prior notice, during business hours.

 II.  COMPENSATION

      A.  COMPENSATION TO MARKETING ORGANIZATION. As full compensation, SDI will pay Marketing  Organization  or its  affiliated  insurance  agency (if applicable)  commissions  as  described  in  the  attached  Commission
          Schedule(s)  for  policies  sold by  Marketers  assigned to  Marketing
          Organization.   There   shall  be  no   additional   compensation   or
          reimbursement  to Marketing  Organization  for  services  performed or expenses incurred. Marketing Organization shall be responsible for and
          shall  pay  all  expenses   Marketing   Organization   incurs  in  the
          performance of this Agreement.  Further,  SDI may amend any Commission
          Schedule at any time by giving Marketing  Organization  written notice of such change.  Any changes SDI may make to the  Commission  Schedule will apply  only to those  policies  issued on or after the  effective date of the changes.

          The rate of commissions or right to receive compensation on any policy or contract (1) not listed in this  Agreement,  (2) requiring  special underwriting,  or (3) obtained  through a lead furnished by SDI, shall be governed by SDI's  rules and  practices  in effect at that time and shall eventually be covered by a separate  agreement between Marketing
          Organization  and SDI, by written  amendment to this Agreement,  or by written notice to Marketing Organization.

      B.  COMPENSATION  TO MARKETERS.  This Agreement is not intended to benefit in any  manner  whatsoever  the  Marketers  or any  other  entity as a third-party  beneficiary.  SDI will pay no  compensation to Marketers;
          payment  of  compensation  to  Marketers,  if any,  will be made  only pursuant  to the terms of a separate  written  Agreement  between  the
          Marketing Organization and Marketer.

      C.  PROVISIONS  RELATING TO COMPENSATION.  Neither Marketing  Organization
          nor any Marketer  assigned to Marketing  Organization  shall  withhold compensation  from any premiums or  contributions  submitted to SDI or the insurance  company.  No commissions will be payable on premiums or contributions  which shall be refunded for any reason,  and  Marketing
          Organization  shall  refund to SDI any  commission  paid to  Marketing
          Organization  on any such  premiums or  contributions.  SDI shall not, under  any  circumstances  whatsoever,  pay or  allow  any  rebate  of commissions in any manner, directly or indirectly.

III.  COMPLIANCE

      A.  GENERAL  REQUIREMENTS.  Marketing  Organization agrees to abide by all applicable local and state laws, federal laws and regulations, as well as the rules and regulations of the National Association of Securities
          Dealers,  Inc.  (NASD) and the Securities  and Exchange  Commission in
          conducting business under this Agreement. Marketing Organization shall insure that all of its Marketers comply with all such rules, laws, and regulations.

      B.  LICENSING.  Marketing  Organization  agrees  that  neither  it nor its
          Marketers will solicit or submit  applications for any of the Products unless  Marketing  Organization,  its affiliated  insurance agency (if applicable),  and  its  Marketers  are  properly  licensed  under  all applicable  state  insurance  laws.  Marketing  Organization  shall be responsible  for each  Marketer  becoming so licensed and shall notify
          SDI if any Marketer ceases to be so licensed.

          (1) Marketing Organization hereby confirms that it is a member in good standing of the National  Association  of  Securities  Dealers,  Inc.,
          hereinafter  called  "NASD,"  and  further  agrees to notify SDI if it ceases to be a member of the NASD, (2) Marketing  Organization  agrees to abide by the  applicable  Conduct Rules of the NASD which rules are
          incorporated   herein  as  if  set  forth  in  full,   (3)   Marketing
          Organization  represents  that  the  signing  of this  agreement  is a representation  to  SDI  that  Marketing  Organization  is a  properly registered  Broker/Dealer  under the Securities  Exchange Act of 1934, and  (4)  Marketing  Organization  shall  insure  that  all  Marketers recruited by  Marketing  Organization  to sell the  Variable  Products shall be duly  registered  pursuant  to  applicable  state and federal securities  laws and  regulations and shall notify SDI if any Marketer ceases to be so registered.

          Marketing  Organization  will be  responsible to secure and provide to
          SDI adequate proof of any licenses, securities registration,  bonds or other  requirements or qualifications as may be required by SDI or the state  or  states  where  Marketing  Organization  and its  affiliated insurance  agency (if  applicable) is authorized to solicit  insurance and securities.

      C.  PRINTED  MATTER.   SDI  will  furnish   Marketing   Organization   all
          prospectuses, reports, applications and other printed matter necessary to conduct the business  anticipated  hereunder  with respect to SDI's
          Products. Advertising material of any nature not supplied by SDI shall be used by Marketing  Organization  only after Marketing  Organization has received SDI's written approval.  Likewise, Marketing Organization may  use  SDI's  name  and  trademark,  or  those  of  any  affiliated companies, only with SDI's written approval.

 IV.  SDI'S RIGHT OF ACTION

      A.  CHANGES.  SDI may at any  time and from  time to time  (1)  change  or modify  this  Agreement,  (2) modify or amend any  prospectus,  policy form, or contract,  (3) change sales charges,  (4) modify or alter the conditions  or terms under which any  Variable  Product may be sold or regulate its sale in any way, (5) discontinue or withdraw any Variable
          Product from any state, or (6) cease doing business in any state.

      B.  RIGHTS OF REJECTION  AND  SETTLEMENT.  SDI on behalf of the  insurance company(s)  reserves the right to reject any application or refund any money submitted by Marketers  assigned to Marketing  Organization.  In the  event  of such  rejection  or  refund,  Marketing  Organization's commission on such shall be refunded as described  previously by being charged against Marketing  Organization's earnings or, upon demand, by payment  directly to SDI. It is the  intention  of the parties to this
          Agreement  that  Marketing  Organization  shall be entitled to receive commissions only upon premiums or  contributions  received in cash and retained by the insurance company.

      C.  RIGHT OF OFFSET OF INDEBTEDNESS.  Any advance, loan,  annualization of
          compensation,   or   extension   of  credit  from  SDI  to   Marketing
          Organization,  or any loss or liability incurred by SDI as a result of the actions of  Marketing  Organization  or its  affiliated  insurance agency (if  applicable)  shall  constitute a general  indebtedness  of
          Marketing  Organization to SDI. The entire  indebtedness,  as shown in
          SDI's ledger  accounts,  may be deemed due and payable at any time and
          SDI may exercise any rights or remedies to collect such  indebtedness, including but not limited to, charging to Marketing  Organization  all attorney's fees or other collection expenses, as permitted by law.

          SDI may deduct any amounts  Marketing  Organization owes SDI now or in the future,  as a result of this or any other  contract with SDI, from any compensation due Marketing  Organization.  Marketing  Organization
          hereby  assigns,  transfers  and sets over to SDI any monies that from time to time may become due to Marketing  Organization  from SDI under this contract or otherwise to secure any debt to SDI.

  V.  TERMINATION

      A.  VOLUNTARY TERMINATION. Either of the parties hereto may terminate this
          Agreement, without stating any cause, by mailing to the other party at their  last  known  address a notice  of  termination  which  shall be effective fifteen days from mailing.

      B.  AUTOMATIC TERMINATION.  This Agreement terminates automatically (1) if
          Marketing Organization is an individual, upon Marketing Organization's death,  (2) if a partnership,  upon the death of any partner or change in the partners  composing the firm, or dissolution of the partnership for any reason,  (3) if a corporation,  upon Marketing  Organization's dissolution  or  disqualification  to perform  the duties  anticipated hereunder, (4) upon revocation,  termination, suspension or nonrenewal of  Marketing  Organization's  securities  registration  or  insurance licenses by any state in which  Marketing  Organization is required by law to maintain  such a license in order to perform  its duties  under this  Agreement,  (5) upon Marketing  Organization's  ceasing to be an
          NASD  registered  broker/dealer  in good standing  (this  includes any suspension  of  Marketing  Organization's  membership),  or  (5)  upon
          Marketing Organization's filing a petition for bankruptcy or one being filed for Marketing  Organization,  upon Marketing  Organization being adjudged  bankrupt,  or  upon  Marketing  Organization's  executing  a general assignment for the benefit of creditors.

      C.  TERMINATION  FOR CAUSE.  Marketing  Organization's  rights  under this contract,  including  the right to any further  payment of any type of compensation, either during or after the termination of this contract, shall automatically and completely cease if any of the following occur at any time:  (1)  Marketing  Organization  violates  any of the terms hereof,  (2)  Marketing  Organization  violates any law or  regulation relating  to  the  activities  anticipated  hereunder,  (3)  Marketing
          Organization  induces or attempts to induce any Marketer and/or person under contract with SDI to terminate the  contractual  relationship or cease doing business or producing for SDI, (4) Marketing  Organization initiates or induces any  misappropriation or commingling of the funds of Marketing  Organization  and SDI or the insurance  company,  or (5)
          Marketing    Organization   engages   in   any   fraudulent   act   or
          misrepresentation. In determining cause for termination, SDI shall use its sole discretion and shall notify Marketing Organization in writing of SDI's decision.

      D.  RETURN OF SDI PROPERTY.  Upon termination of this contract,  Marketing
          Organization  agrees  to  return  any  equipment,   supplies,  printed
          materials  or  other   property,   including,   but  not  limited  to,
          policyholder   lists  and  policyholder   records  SDI  has  furnished
          Marketing Organization.  Marketing Organization  acknowledges that any policyholder lists or records in Marketing  Organization's  possession are SDI's property, and that SDI has a continuing proprietary interest in the lists and records relating to the policyholders.

 VI.  THIRD PARTY COMPLAINTS AND LITIGATION

      A.  NOTIFICATION  AND  COOPERATION.  SDI and Marketing  Organization  will promptly  notify  the  other if either  of them  becomes  aware of any arbitration,  litigation, judicial proceeding, insurance department or
          other  governmental   agency  inquiry  or  complaint,   regulatory  or
          administrative  investigation or proceeding,  or customer complaint or
          demand,   which  directly  or  indirectly   involves  the  rights  and
          obligations  of the parties  under this  Agreement.  SDI and Marketing
          Organization each agree to cooperate fully with the other with respect to any matter referred to in this Section VI.

      B.  DEFENSE OF  ACTIONS.  If any legal  action is brought by a third party against  SDI or  Marketing  Organization,  or both,  which is based in whole or in part on any  alleged  act,  fault or failure of  Marketing
          Organization  in  connection  with  this  Agreement,  SDI may  require
          Marketing  Organization  to defend  SDI in such  action,  or,  SDI may defend  any such  action and expend  such sums,  including  attorneys'
          fees, to be reimbursed by Marketing  Organization  in accordance  with
          Section VI.E. below.

      C.  SERVICE OF  PROCESS.  Marketing  Organization  shall  transmit  to the attention  of SDI's  Legal  Counsel  at One  Security  Benefit  Place,
          Topeka, Kansas 66636, by certified mail within 24 hours after receipt, any paper served upon Marketing  Organization  in connection  with any proceeding,  hearing  or action,  whether  legal or  otherwise,  by or against SDI. Any failure on  Marketing  Organization's  part to comply with this  provision  which causes  additional  loss or expense to SDI shall be reimbursed by Marketing Organization to SDI.

      D.  SETTLEMENT. SDI has the right to settle any claim against SDI, and any claim made against SDI and Marketing Organization jointly, arising out of this  Agreement or any other  agreement  between SDI and  Marketing
          Organization now or hereafter existing,  and SDI's determination as to any such  matter  will be final and  binding.  In any  action  brought jointly against SDI and Marketing Organization which is based in whole or in  part  on  any  alleged  act,  fault  or  failure  of  Marketing
          Organization,  Marketing  Organization shall not settle such action or any portion thereof except with the express, written consent of SDI.

      E.  INDEMNIFICATION.  Marketing  Organization shall indemnify and hold SDI harmless from any liability,  loss,  cost,  claim or damaged caused by the negligence or misconduct of Marketing Organization, its affiliated insurance  agency (if  applicable),  Marketers  and/or either of their
          officers,  directors  and  employees.   Marketing  Organization  shall
          reimburse SDI for any legal or other expenses  reasonably  incurred by
          SDI in connection with its investigation and defense of any such loss, cost,  claim,  damage or  liability,  or of any  proceeding  or action resulting from those matters.  SDI shall  indemnify and hold Marketing
          Organization harmless from any liability, loss, cost, claim or damaged caused by the negligence or misconduct of SDI, its affiliates,  and/or their officers, directors and employees. SDI shall reimburse Marketing
          Organization  for any legal or other expenses  reasonably  incurred by
          Marketing  Organization  in  connection  with  its  investigation  and defense of any such loss, cost, claim, damage or liability,  or of any proceeding or action resulting from those matters.

VII.  GENERAL PROVISIONS

      A.  CONFIDENTIALITY.   Marketing   Organization  will  treat  all  matters
          relating  to  SDI's  business  as  confidential  information,  and not divulge any  information in any way to other entities  during or after the term of this contract.

      B.  WAIVER.  SDI's forbearance or failure to exercise any rights hereunder or insist upon  strict  compliance  herewith  shall not  constitute  a
          waiver  of  any  right,   condition,   or   obligation   of  Marketing
          Organization under this Agreement.

      C.  PRIOR  AGREEMENTS.  This Agreement  shall  supersede any and all prior
          agreement(s)  between  Marketing   Organization  and  SDI  after  this
          Agreement  becomes  effective  in  relation  to sales of the  Variable
          Products described in the Commission  Schedule(s)  attached hereto; it being  understood,  however,  that all  obligations  to SDI previously incurred or assumed by SDI and liens created in  connection  therewith still exist and shall attach hereto.

      D.  ASSIGNMENT.  Neither this  Agreement nor any of the benefits to accrue hereunder  shall be  assigned  or  transferred,  either in whole or in part,  without SDI's prior written consent.  Any assignments  shall be subject to a first lien to SDI for any indebtedness owed to SDI.

      E.  NOTICES.  All  notices  required or  permitted  to be given under this contract  shall be in writing  and shall be  delivered  personally  or mailed to an officer of the party  receiving  such  notice at its home office at the address set forth above.

      F.  GOVERNING  LAW. This  contract  shall be construed to be in accordance with the laws of the State of Kansas  without  regard to its conflicts of law doctrine.

      G.  ENTIRE AGREEMENT.  The foregoing  provisions,  the attached Commission
          Schedules  and  bulletins  issued  by  SDI  in  connection  with  this
          Agreement  constitute the entire agreement between the parties and SDI shall not be bound by any other promise,  agreement,  understanding or representation  unless it is made by an instrument in writing,  signed by all of the  parties or is in the form of a written  notice from SDI to Marketing Organization which expresses by its terms an intention to modify this Agreement.

      H.  SEVERABILITY.  If it should appear that any term of this  Agreement is in conflict with any rule of law, statute,  or regulation in effect in any state where Marketing Organization writes or solicits business for
          SDI, then any such term shall be deemed  inoperative and null and void insofar  as it  may be in  conflict  therewith  and  shall  be  deemed modified to conform to such rule of law,  statute or  regulation.  The existence  of any such  apparent  conflict  shall not  invalidate  the remaining provisions of this contract.

      I.  EFFECTIVE  DATE.  This  Agreement  shall take effect on the date shown below,  if  Marketing  Organization  has  been  duly  licensed  in the appropriate  jurisdiction(s)  to  perform  the  functions  anticipated herein.

MARKETING ORGANIZATION                            SECURITY DISTRIBUTORS, INC.

----------------------------------------------    By       GREGORY J. GARVIN
Print Name of Marketing Organization                    ------------------------

|_| Individual |_| Partnership |_| Corporation

                                                  Title        President
----------------------------------------------          ------------------------
Print Name of Principal Officer
if a Partnership or Corporation

By                                                Date
     -----------------------------------------          ------------------------
     Signature of Individual
     or Principal Officer

Date
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